                                                                     EXHIBIT 1.1



                                3,700,000 Shares

                             BRANDYWINE REALTY TRUST

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT

                                                                          , 1996

SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED

    As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, New York 10013

Dear Sirs:

        Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell an aggregate of 3,700,000 shares (the "Firm Shares") of its common shares, $0.01 par value per share (the "Common Shares"), to you and to the other several Underwriters named in Schedule I hereto (collectively, the "Underwriters") for whom you are acting as representatives (the "Representatives"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 555,000 Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

        The Company and Brandywine Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole General Partner (the "Operating Partnership"), wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-11 (No. 333-13969) under the Act (the "Initial Registration Statement"), including a prospectus subject to completion relating to the Shares.
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The term "Registration Statement" as used in this Agreement means the Initial
Registration Statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement") or, if the Initial Registration Statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Initial Registration Statement or Rule 462(b) Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the Initial Registration Statement or Rule 462(b) Registration Statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means
(X) if the Company relies on Rule 434 under the Act, the Term Sheet (as defined below) relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act together with the Prepricing Prospectus (as defined below) identified therein that such term sheet supplements, or (Y) if the Company does not rely on Rule 434 under the Act, the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Initial Registration Statement at the time of the initial filing of such registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. The term "Term Sheet" means any term sheet that satisfies the requirements of Rules 434 and 424(b) under the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet means the date of such Term Sheet. Capitalized terms used, but not defined, herein shall have the respective meanings ascribed thereto in the Prospectus.

        2. Property Acquisitions. (a) Prior to the offering and sale of the Firm Shares to the Underwriters, the Company, the Operating Partnership, Safeguard Scientifics, Inc. ("SSI"), The Nichols Company ("TNC"), certain entities and persons affiliated with SSI and/or TNC, and certain unaffiliated entities and persons entered into and consummated a series of transactions collectively described in the Prospectus, and referred to herein, as the "SSI/TNC Transaction." The documents executed and delivered in connection with the consummation of the SSI/TNC Transaction, including, without limitation, the documents listed on Schedule 2(a) attached hereto, are hereinafter referred to as the "SSI/TNC Documents."

                  (b) Following consummation of the SSI/TNC Transaction, the Company owned interests in 23 suburban office buildings and one industrial facility (which are collectively referred to in the Prospectus as the "Initial Properties") as follows: (i) the Company owned one office property, (ii) the Operating Partnership owned six office properties, (iii) Brandywine Realty Partners, a Pennsylvania general partnership and a Subsidiary (as defined in Section 2(h) below), owned 3 office properties and one industrial facility, and
(iv) [12] Subsidiary limited partnerships in which the Company and/or the Operating Partnership own a controlling interest owned 13 office properties (collectively, the "Initial Properties").

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                  (c) In addition to the SSI/TNC Transaction, [prior] to the offering and sale of the Firm Shares to the Underwriters, the Company, RAI Real Estate Advisors Inc. ("RAI"), as voting trustee of a voting trust dated ________, 1996 (the "SERS Voting Trust") executed by the Commonwealth of Pennsylvania State Employees' Retirement System ("SERS") as shareholder and by RAI as voting trustee, and certain affiliates of SERS, entered into and consummated a series of transactions collectively described in the Prospectus, and referred to herein, as the "SERS Transaction." In addition, pursuant to a Securities Purchase Agreement, dated November__, 1996 between the Company and RAI, as voting trustee, the SERS Voting Trust agreed to purchase, on the Closing Date, Common Shares directly from the Company in a private placement at a price per share equal to the Price to Public set forth on the cover page of the Prospectus for an aggregate purchase price of $10,500,000. Such transaction is described in the Prospectus, and is referred to herein, as the "SERS Private Placement." The documents executed and delivered in connection with the consummation of the SERS Transaction, including, without limitation, the documents listed on Schedule 2(c)(1) attached hereto, are hereinafter referred to as the "SERS Transaction Documents," and the documents executed and delivered, and to be executed and delivered, in connection with the consummation of the SERS Private Placement, including, without limitation, the documents listed on Schedule 2(c)(2) attached hereto, are hereinafter referred to as the "SERS Investment Documents," and together with the SERS Transaction Documents, the "SERS Documents."

                  (d) Following consummation of the SERS Transaction, the Company owned eight office properties and one industrial property (collectively, the "SERS Properties") in addition to the Initial Properties.

                  (e) Pursuant to a [purchase agreement], dated November__, 1996 between the Company and [the Morgan Stanley Funds] (together, the "Morgan Stanley Funds"), the Morgan Stanley Funds agreed to purchase, on the Closing Date, Common Shares directly from the Company in a private placement at a price per share equal to $5.50 per share for an aggregate purchase price of $15,000,000. Such a transaction is described in the Prospectus, and is referred to herein, as the "Morgan Stanley Private Placement." The documents executed and delivered, and to be executed and delivered, in connection with the consummation of the Morgan Stanley Private Placement, including, without limitation, the documents listed on Schedule 2(e) attached hereto, are hereinafter referred to as the "Morgan Stanley Investment Documents."

                  (f) In addition to the SSI/TNC Transaction and the SERS Transaction, the Company and [certain unaffiliated third parties] have entered into purchase agreements with respect to certain proposed transactions collectively described in the Prospectus under the caption "The Company-Other Pending Acquisitions", and referred to herein as the "Other Acquisition Transactions," and together with the SSI/TNC Transaction, the SERS Transaction, the SERS Private Placement, and the Morgan Stanley Private Placement, the "Transactions." The documents executed and delivered in connection with the consummation of the Other Acquisition Transactions, including, without limitation, the documents listed on Schedule 2(f) attached hereto, are hereinafter referred to as the "Other Acquisition Documents," and, together with the SSI/TNC Documents, the SERS Documents, and the Morgan Stanley Investment Documents, the "Transaction Documents."

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                  (g) Following consummation of the Other Acquisitions, the
Company will own four office properties (the "Other Acquisition Properties") in addition to the Initial Properties and the SERS Properties. The Initial Properties, the SERS Properties, and the Other Properties are herein collectively referred to as the "Properties."

                  (h) For purposes of this Agreement, each of the Operating Partnership and the corporations, partnerships and limited partnerships listed on Schedule 2(h) attached hereto is deemed to be a "Subsidiary" of the Company.

        3. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_.__ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 11 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the American Stock Exchange is open for trading), up to an aggregate of 555,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Firm Shares increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Shares.

        4. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         5. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New
York City time, on         , 1996 (the "Closing Date"). The place of closing
for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

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        Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

        Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

         6. Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally agree with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Initial Registration Statement, any Rule 462(b) Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (h) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other


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law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge, three signed copies of the Initial Registration Statement and of each amendment thereto, including financial statements and all exhibits thereto, and any Rule 462(b) Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Initial Registration Statement and of each amendment thereto, but without exhibits, and any Rule 462(b) Registration Statement as you may request.

                  (d) The Company will not (i) file any amendment to the Initial Registration Statement or any Rule 462(b) Registration Statement or make any amendment or supplement to the Prospectus or the Term Sheet of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.


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In the event that the Company and you, as Representatives of the several
Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 11 hereof or by notice given by you terminating this Agreement pursuant to Section 11 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  (k) The Company will apply the net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus.

                  (l) If Rule 430A of the Act is employed, the Company will timely file with the Commission the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (m) If Rule 434 of the Act is employed, the Company will timely file with the Commission a Term Sheet relating to the Shares, which shall identify the Prepricing Prospectus that


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
it supplements, containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act.

                  (n) If Rule 462(b) of the Act is employed, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 p.m. New York city time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                  (o) Except as provided in this Agreement, neither the Company nor the Operating Partnership will sell, offer to sell, solicit an offer to buy, contract to sell or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that the foregoing shall not prohibit (i) the Company or the Operating Partnership from issuing Common Shares, limited partner interests in the Operating Partnership ("Units"), or other securities exchangeable for Common Shares that are issued in connection with the acquisition of any office or industrial property, or (ii) the Company from issuing Common Shares upon the redemption of any Units issued in connection with SSI/TNC Transaction as described in the Prospectus.

                  (p) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and trustees, five percent or greater shareholders, certain of their respective affiliates, and certain other shareholders designated by you, each of whom is identified on Schedule 6(p) hereto.

                  (q) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                  (r) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the American Stock Exchange concurrently with the effectiveness of the Registration Statement.

                  (s) The Company and the Operating Partnership in good faith will enforce the terms of each of the Transaction Documents.

         7. Representations and Warranties of the Company. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter that:

                  (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.


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
No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus or any Term Sheet that is a part thereof and any supplement or amendment thereto when filed with the Commission under Rule 424(b) or Rule 434 under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein, which information is described in its entirety in Section 13 below.

                  (c) The Company is duly formed and validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full trust power and authority to own, lease, and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification.

                  (d) Each of the Subsidiaries is a corporation, limited partnership, or general partnership duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each such entity has full corporate or partnership power and authority, to own, lease, and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus. Each such Subsidiary is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification.

                  (e) All the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person or entity to acquire any Shares upon the issuance thereof by the Company, and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. As of the Closing Date, the Company will have reserved a sufficient number of Common Shares for issuance upon (i) exercise of the redemption of _____ outstanding Units held by certain investors who acquired (or, as disclosed in the Prospectus, will acquire on or prior to _____________, 1997) outstanding Units in connection with the SSI/TNC Transaction, (ii) the exercise of options for up to __________ Common Shares issued under the Company's stock option plan, (iii) the exercise of warrants for up to __________ Common Shares and (iv) the conversion of Preferred Shares into up to 1,606,060 Common Shares.

                  (f) All of the outstanding Units of the Operating Partnership, and shares of capital stock or partnership interests in each of the Subsidiaries have been duly authorized and validly issued or created under the agreements forming such entity, are fully paid and, in the case of Subsidiaries that are corporations, nonassessable, and will be owned or be held by the persons and entities in the percentage amounts set forth and in the manner described in the Prospectus. Except as described in the Prospectus, all such Units, partnership interests and shares of capital stock are owned by the Company directly, or indirectly through the Operating Partnership or one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance, and the Company's percentage interest and ownership in the Operating Partnership, and the Company's and the Operating Partnership's percentage interest and ownership in each of the Subsidiaries, is as set forth on Schedule 7(f) attached hereto. Except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any equity interests in any Subsidiary, or any security convertible into, or exchangeable or exercisable or, any such interests in any such Subsidiary. The terms of the Units conform in all material to statements and descriptions thereof contained in the Prospectus. The Company is the sole general partner of the Operating Partnership.

                  (g) The Company has no direct or indirect subsidiaries other than the Subsidiaries. Other than the Subsidiaries, neither the Company nor the Operating Partnership owns, directly or indirectly, securities of any corporation, partnership, joint venture, limited liability company, association or other business association.

                  (h) There are no actions, suits, proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company or any of the Subsidiaries, or any of their respective partners, directors, trustees or officers in their capacity as such, or to which the Company or any of the Subsidiaries or any of their respective partners, directors, trustees or officers in their capacity as such, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  (i) Neither the Company nor any of the Subsidiaries is in violation of its Declaration of Trust, certificate or articles of incorporation or by-laws, partnership agreement or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                  (j) Neither the issuance and offer, and sale or delivery of the Shares, the execution, delivery or performance of this Agreement or the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby by the Company or any Subsidiary, as applicable, (A) required or requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), (ii) conflicted with, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under, the Declaration of Trust, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, of the Company or any of the Subsidiaries or under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violated, violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or
(iv) resulted or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  (k) All offers and sales of Units or other partnership interests in the Operating Partnership, and the offer, sale or issuance by the Company of Common Shares prior to the date hereof have been duly registered under the Act, or were exempt from the registration requirements of the Act and state securities and Blue Sky laws. The offer, sale and issuance by the Company of Common Shares pursuant to each of the Morgan Stanley Private Placement and the SERS Private Placement, and the offer, sale and issuance by the Company of Preferred Shares in and pursuant to the SERS Private Placement, in each case, were exempt from the registration requirements of the Act and state securities and Blue Sky laws.

                  (l) The accountants, Arthur Andersen LLP, who have audited the financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), are independent public accountants as required by the Act.

                  (m) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in cash flows of the respective entity, entities, property, or properties, as applicable, at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and comply with the applicable accounting requirements of the Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission). The other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the relevant entity, entities, property or properties, as applicable; the pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, and the pro forma adjustments have been made upon management's reasonable good faith estimates of the pro forma adjustments and have been properly applied to the historical amounts in the compilation of such statements.

                  (n) The Company has all trust power and authority, and the Operating Partnership has all partnership power and authority, to enter into this Agreement and each Transaction Document to which it is a party, and, in the case of the Company, to issue, sell and deliver the Shares to the Underwriters as provided in the Underwriting Agreement, and each of the Underwriting Agreement and each Transaction Document has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and, to the knowledge of the Company, each of the other parties thereto, and is a valid, legal and binding agreement of each of the Company and the Operating Partnership, as applicable, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (o) Each Subsidiary has all corporate or partnership power and authority, as the case may be, to enter into each Transaction Document to which it is a party, and each Transaction Document has been duly and validly authorized, executed and delivered by each Subsidiary party thereto and is a valid, legal and binding agreement of each such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of each such Subsidiary's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (p) The relevant purchase agreements included in the [SERS Transaction Documents] and the Other Acquisition Documents (the "Purchase Agreements") give the Company (directly or as assignee) the right (subject only to customary closing deliveries and other immaterial closing conditions), upon payment of the amounts provided in such Purchase Agreements, to acquire the SERS Properties and the Other Acquisition Properties, respectively. The Purchase Agreements and all deeds, assignments, and other documents delivered or to be delivered in connection therewith are legally sufficient to effect the sale to the Company of all right, title and interest in and to the SERS Properties and the Other Acquisition Properties upon payment of the amounts provided for in the Purchase Agreements. Upon the consummation of the SERS Transaction and the Other Acquisition Transactions, the Company (either directly or through a Subsidiary) will have, good and marketable title in fee simple to each of the SERS Properties and the Other Acquisition Properties, in each case, free and clear of all liens, charges, encumbrances, claims, security interests, defects, and restrictions, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (q) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (r) Each of the Company or the Operating Partnership (either directly or through a Subsidiary) has, and after giving effect to the SERS Transaction and the Other Acquisition Transactions will have, good and marketable title to all property (real and personal) described in the Prospectus as being or to be owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                  (s) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                  (t) Each of the Company and each of the Subsidiaries has, and after giving effect to the SERS Transaction and the Other Acquisition Transaction will have, such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus; each of the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (u) The Company together with the Subsidiaries maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (w) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.


                  (x) Except as described in the Prospectus, there is no holder of any security of the Company, or the Operating Partnership or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the registration statement or sale of the Shares as contemplated by this Agreement, to require registration under the Act of any Common Shares or other securities of the Company.

                  (y) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and neither the Company nor the Operating Partnership is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                  (z) None of the Company or any Subsidiary is now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company," or entity "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (aa) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none or such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (bb) The Company and its Subsidiaries are organized and operate in the manner described in the Registration Statement so that the Company meets the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder as currently in effect. Each Subsidiary that is a partnership will be treated as a partnership, and not as an association taxable as a corporation or a publicly traded partnership, for federal income tax purposes.

                  (cc) The Shares are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

                  (dd) Neither the Company nor any of its trustees, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (ee) Except as described in the Prospectus, the mortgages and deeds of trust encumbering the Properties will not be cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or any of the Subsidiaries.

                  (ff) (1) Each of the Properties, the Company, and each of the Subsidiaries (i) is, and as of the Closing Date will be, in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or will have received, as of the Closing Date and upon consummation of the SERS Transaction and the Other Acquisition Transactions, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business, and (iii) is, and will be as of the Closing Date in material compliance with all terms and conditions of any such permit, license or approval.

                           (2) Except as may be specifically disclosed in the
Phase I Environmental Site Assessment reports referred to in the Prospectus (the "Environmental Reports"), the Company and the Subsidiaries have not at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties. The Company and the Subsidiaries do not intend to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

                          (3) Except as disclosed in the Environmental Reports,
to the knowledge of the Company, there has been no seepage, leaking, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters.

                          (4) Except as disclosed in the Environmental Reports,
neither the Company nor any Subsidiary has received notice of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to hazardous or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to and Environmental Law.

                          (5) No environmental engineering firm which prepared
the Environmental Reports (or amendments thereto) or physical condition (engineering) reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any Subsidiary.

                  As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.) The New Jersey Industrial Site Recovery Act, N.J.S.A.Section 13:1K-6, et seq. or and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local Governmental authority having or claiming jurisdiction over the Properties as described in the Prospectus (collectively, "Environmental Laws").

                  (gg) To the knowledge of the Company, all physical condition (engineering) reports obtained for the Properties are materially true and correct. Neither the Company nor any of the Subsidiaries is aware of any material capital expenditures (other than expenditures for maintenance in the ordinary course of business) which will be required in connection with any of the Properties prior to the fifth anniversary of this Agreement.

                  (hh) As of the Closing Date and after giving effect to the SERS Transaction and the Other Acquisition Transactions, the Company or the Operating Partnership, as applicable, will have obtained ALTA Extended Coverage Owner's Policies of Title Insurance from title insurers of recognized financial responsibility on each of the SERS Properties and the Other Acquisition

Properties in amounts at least equal to the acquisition price of each such property (and improvements located on such property), and such insurance shall be in full force and effect.

                  (ii) The assets of the Company and the Subsidiaries do not, and as of the Closing Date and after giving effect to the any of the Transactions do not and will not constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (jj) The transfer of interests in the SERS Properties by SERS and RAI to the Company in exchange for, among other things, Preferred Stock and warrants to purchase Common Shares under the SERS Investment Documents relating to such exchange does not constitute a prohibited transaction within the meaning of section 406 of ERISA for which an exemption is not available.

         8. Indemnification and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith (which information is described in its entirety in Section 13 below); provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending within the time required by the Act. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Operating Partnership, such Underwriter or such controlling person shall promptly notify the Company or the Operating Partnership, and the Company or the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and the Operating Partnership have agreed in writing to pay such fees and expenses, (ii) the Company and the Operating Partnership have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Operating Partnership and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Operating Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Operating Partnership agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees and officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with respect to losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact set forth in the information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Operating Partnership by paragraph (b) above (except that if the Company or the Operating Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the

Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

        (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company and its trustees or officers, the Operating Partnership and its officers, or any person controlling the Company or the Operating Partnership, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company and its trustees or officers, the Operating Partnership and its officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 8.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or the Operating Partnership which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially, adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date, opinions of Pepper, Hamilton & Scheetz counsel for the Company, the Operating Partnership and the other Subsidiaries, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, in the form set forth on Exhibit 9(c) attached hereto.

                  In rendering their opinions as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the State of [New York], the Commonwealth of Pennsylvania and the State of Delaware, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                  (d) You shall have received on the Closing Date an opinion of Arthur Andersen LLP, special tax advisor to the Company, satisfactory in form and substance to you, to the effect that (i) the descriptions of the Federal income tax conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and a discussion contained therein fairly summarizes the Federal income tax considerations that may be material to a holder of the common Shares; (ii) assuming the Company is operated in accordance with the assumptions and representations of management regarding its activities and intended activities, the Company will continue to qualify as a REIT under the Code; and (iii) the Operating Partnership and the Title Holding Partnerships will be treated for Federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly-traded partnerships.

                  (e) You shall have received on the Closing Date, an opinion of Arthur Andersen LLP, special tax advisor to the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, satisfactory in form and substance to you, to the effect that the Company will not be considered to own more than ten percent of the outstanding voting securities of Brandywine Realty Services Corp. at the close of the quarter ending September 30, 1996.

                  (f) You shall have received on the Closing Date an opinion of Battle Fowler LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement and such other related matters as you may request.

                  (g) You shall have received comfort letters, including, but not limited to, certain agreed upon procedures, addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent public accountants, substantially in the forms heretofore approved by you.

                  (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Properties or the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 9(g) and in Section 9(i) hereof.

                  (i) On or prior to the Closing Date, the Representatives shall have received the executed "lock-up" agreements referred to in Section 6(p).

                  (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (k) The Shares shall have been listed or approved for listing upon notice of issuance on the American Stock Exchange.

                  (l) All of the Transaction Documents shall have been executed and, if applicable, delivered contemporaneously with or prior to the sale of the Firm Shares.

                  (m) Each of the SERS Transaction, the Other Acquisitions, the Morgan Stanley Private Placement, and the SERS Private Placement shall have been consummated contemporaneously with or prior to the sale of the Firm Shares hereunder.

                  (n) The Company shall have delivered to the Underwriters satisfactory evidence of the following with respect to each SERS Property and Other Acquisition Property:

                        (i) a copy of an executed and recordable valid deed therefor, naming the Company or the Operating Partnership, as applicable, as the grantee thereunder;

                        (ii) an ALTA Extended Coverage Owner's Policy of Title Insurance (or a commitment to issue such a policy) naming the Company or the Operating Partnership, as applicable, as name insured and insuring (or committing to insure) that the Company or a Subsidiary owns fee title to the real property in an amount at least equal to the acquisition price of each such property (and improvements located on such property), which policy (or commitment) shall be issued by a title insurance company reasonably acceptable to the Underwriters (any such person or persons, the "Title Company"), and contain as exceptions to title only the exceptions described in the Transaction Documents relating to the transfer of such Property in connection with the applicable Transaction or which counsel for the Underwriters shall have approved (the "Permitted Exceptions") and any such endorsements to such policy as the Underwriters may reasonably require;

                      (iii) a survey of the Property in form satisfactory to the Underwriters and the Title Company in connection with the issuance of an ALTA Extended Coverage Owner's Policy of Title Insurance;

                      (iv) policies or certificates of insurance relating to such Property evidencing coverages and in amounts customarily obtained by owners of similar properties;

                      (v) copies of such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the Title Company to issue the policy (or commitment) contemplated in subparagraph
(ii) above;

                      (vi) a schedule or other written evidence of checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the Title Company in respect of such amounts) due in respect of any recording of instruments in connection with the applicable Transactions, together with a check or wire transfer for the Title Company in payment of the Title Company's premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policy;

                      (vii) if such Property is to remain subject after the applicable Transaction to an existing indenture, mortgage, deed of trust, loan agreement, bond debenture, note agreement or other evidence of indebtedness ("Existing Indebtedness"), an agreement dated not earlier than 30 days prior to the Closing Date from the holder of such Existing Indebtedness together with any other necessary party indicating such holder's consent to those Transactions requiring its consent and effecting any required modifications to the documents evidencing such Existing Indebtedness;

                      (viii) an engineering (structural) report from an engineer or engineers and in a form reasonably satisfactory to you; and

                      (ix) such other agreements, documents, instruments, reports, articles or evidences of payments properly executed, where applicable, as may be required pursuant to the Transaction Documents to effect the transfer of such Property in connection with the Transactions.

                  (o) All actions necessary to permit the Company to make borrowings under the Credit Facility, as defined and described in the Prospectus, shall have been taken.

                  (p) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

        Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 9, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

         10. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), any Rule 462(b) Registration Statements, each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Shares under the Exchange Act and the listing of the Shares on the American Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 6(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

        11. Effective Date of Agreement. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Firm Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

        Any notice under this Section 11 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

        12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in the Common Shares shall have been suspended by the Commission or the American Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or Pennsylvania shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        13. Information Furnished by the Underwriters. The Company and the Operating Partnership acknowledge and agree that the statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, the list of Underwriters and their respective allotments appearing under the caption "Underwriting" in the Prospectus and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 8 hereof.

         14. Miscellaneous. Except as otherwise provided in Sections 6, 11 and 12 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Operating Partnership, at the office of the Company at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Gerard H. Sweeney, President and Chief Executive Officer; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its trustees and officers, the Operating Partnership and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company, the Operating Partnership and the several Underwriters.


                                    Very truly yours,


                                    BRANDYWINE REALTY TRUST


                                    By
                                        ---------------------------------------
                                         Gerard H. Sweeney
                                         President and Chief Executive Officer


                                    BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                    By Brandywine Realty Trust,
                                       its general partner


                                       By
                                           -----------------------------
                                           Gerard H. Sweeney
                                           President and Chief Executive Officer


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
LEGG MASON WOOD WALKER, INCORPORATED


As Representatives of the Several Underwriters


By SMITH BARNEY INC.


    By
        -------------------------------
           Managing Director

                                   SCHEDULE I


                             BRANDYWINE REALTY TRUST


                                                              Number of
       Underwriter                                            Firm Shares
       -----------                                            -----------
Smith Barney Inc.............................................
Legg Mason Wood Walker, Incorporated.........................







                                             Total............  3,700,000

                                  SCHEDULE 2(a)


                                SSI/TNC Documents

                                SCHEDULE 2(c)(1)


                           SERS Transaction Documents

                                SCHEDULE 2(c)(2)


                            SERS Investment Documents

                                  SCHEDULE 2(e)


                       Morgan Stanley Investment Documents

                                  SCHEDULE 2(f)


                           Other Acquisition Documents

                                  SCHEDULE 2(h)


                           Subsidiaries of the Company

                                  SCHEDULE 6(p)


                 Persons and Entities to Deliver Lock-up Letters

                                  SCHEDULE 7(f)


                       Ownership Interests in Subsidiaries

                                                                    Exhibit 9(c)

                      Form of Company Counsel Legal Opinion


                  1. The Company is duly formed and validly existing as a real estate investment trust in good standing under and by virtue of the laws of the State of Maryland, with full trust power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business as described in the Registration Statement and the Prospectus requires such registration or qualification; except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company.

                  2. Each of the Subsidiaries is a corporation, limited partnership or general partnership duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full corporate or partnership power and authority, as the case may be, to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business as described in the Registration Statement and the Prospectus requires such registration or qualification; except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of such Subsidiary.

                  3. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock (including, but not limited to, any options, warrants or other securities convertible into or exchangeable for capital stock of the Company) conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, are fully-paid and nonassessable, and are free of any preemptive or similar rights under Maryland law.

                  4. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully-paid and nonassessable and free of any preemptive or, to the best of our knowledge after reasonable inquiry, similar rights that entitle or will entitle any person or entity to acquire any Shares upon the issuance thereof by the Company.

                  5. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and, to the best of our knowledge, there is no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company. Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Shares or other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement or sale of the Shares as contemplated by the Underwriting Agreement, to require registration under the Act of any Common Shares or other securities of the Company.

                  6. All of the outstanding units of limited and general partnership interests (the "Units") of the Operating Partnership, and the partnership interests in each of the other Subsidiaries that are partnerships, have been duly authorized and validly created and issued under the agreements forming the Operating Partnership and such other Subsidiaries, as the case may be, and are fully-paid, and all of the issued and outstanding shares of capital stock of each of the Subsidiaries that are corporations have been duly authorized and validly issued, and are fully-paid and non-assessable. Except as described in the Registration Statement and the Prospectus, all such Units, partnership interests and shares of capital stock and are owned by the Company directly, or indirectly through one of the Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, and the Company's percentage ownership in the Operating Partnership, and the Company's and the Operating Partnership's respective percentage interest and ownership in each of the Subsidiaries is as set forth on Schedule I attached hereto and made part hereof. Except as described in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any equity interests in any Subsidiary, or any security convertible into, or exchangeable or exercisable or, any such interests in any such Subsidiary. The terms of the Units conform in all material to statements and descriptions thereof contained in the Prospectus. The Company is the sole general partner of the Operating Partnership.

                  7. All offers and sales of Units by the Operating Partnership, and the offers and sales by the Company of Common Shares prior to the Effective Date as described in the Registration Statement and the Prospectus have been duly registered under the Act, or were issued in transactions exempt from the registration requirements of the Act and state securities and Blue Sky laws. The offer, sale and issuance by the Company of Common Shares pursuant to each of the Morgan Stanley Private Placement and the SERS Private Placement, and the offer, sale and issuance by the Company of Preferred Shares in and pursuant to the SERS Private Placement, in each case, were exempt from the registration requirements of the Act and state securities and Blue Sky laws, and neither such transaction required or requires the approval or consent of the Company's shareholders under the Company's Declaration of Trust or Bylaws, the rules, regulations and requirements of the American Stock Exchange, or Maryland law.

                  8. The Company has all trust power and authority, and the Operating Partnership has all partnership power and authority, to enter into the Underwriting Agreement and each Transaction Document, and, in the case of the Company, to issue, sell and deliver the Shares to the Underwriters as provided in the Underwriting Agreement, and each of the Underwriting Agreement and each Transaction Document has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership and is a valid, legal and binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  9. Each Subsidiary has all corporate or partnership power and authority, as the case may be, to enter into each Transaction Document to which it is a party, and each Transaction Document has been duly and validly authorized, executed and delivered by each Subsidiary party thereto and is a valid, legal and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of each such Subsidiary's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  10. Each of the Company and each of the Subsidiaries has all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company or such Subsidiary, respectively) to own their respective properties and to conduct their respective businesses as now being conducted and proposed to be conducted following the Additional Acquisitions, as described in the Prospectus.

                  11. The Company and the Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and other rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, to the best of our knowledge, no claim to the contrary or any challenge by any other person to the rights of the Company or the Subsidiaries with respect to the foregoing has been asserted or threatened.

                  12. The form of certificate representing the Common Shares is in due and proper form and complies with all applicable statutory requirements.

                  13. Neither the Company nor any of the Subsidiaries is in violation of its respective Declaration of Trust, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, or, to the best of our knowledge after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness.

                  14. With respect to the Company and the Subsidiaries, neither the issuance and offer, sale or delivery of the Shares, the execution, delivery or performance of the Underwriting Agreement and the Transaction Documents nor the consummation of the transactions contemplated thereby by the Company or the Subsidiaries, as applicable, (i) required or requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, or the American Stock Exchange (except such as has been obtained for the registration of the Shares under the Act, and state securities or Blue Sky laws of various jurisdictions) (ii) conflicted with, conflicts or will conflict with or constituted, constitutes or will constitute a breach of, or a default under the Declaration of Trust, certificate or articles of incorporation or bylaws, partnership agreement or other organizational documents, of any of such entities, or under any agreement, indenture, lease or other instrument to which any of such entities is a party or by which any of them or any of their respective properties may be bound, which in each case has been filed as an exhibit to the Registration Statement or is known to us after reasonable inquiry, (iii) violated, violates or will violate any statute, law, regulation, ruling, judgment, injunction, order or decree applicable to any of such entities or any of their respective properties, or (iv) resulted or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of such entities pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  15. Neither the Company nor any of the Subsidiaries is required to be registered under the Investment Company Act of 1940, as amended.

                  16. To the best of our knowledge after reasonable inquiry, (A) other than as described in the Prospectus (or any supplement thereto), there are no proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective trustees, directors or officers in their capacity as such, or to which the Company or any of the Subsidiaries or any of their respective trustees, directors or officers in their capacity as such, or any of their respective property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  17. To the best of our knowledge after reasonable inquiry, neither the Company nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

                  18. None of the Subsidiaries is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any of the other Subsidiaries, except as described in or contemplated by the Prospectus.

                  19. The statements set forth under the heading "Description of Shares of Beneficial Interest" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Common Shares and Preferred Shares, are accurate and present fairly in all material respects the information required to be disclosed therein; and the statements set forth under the headings "Risk Factors," "Structure of the Company," "Management," "Certain Relationships and Transactions," "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws," "Federal Income Tax Considerations," "Operating Partnership Agreement," "BRP General Partnership Agreement," "ERISA Considerations," Shares Available for Future Sale," "Underwriting," "Tax Matters," and "Available Information" in the Prospectus, insofar as such statements are descriptions or summaries of contracts, agreements or other legal documents, or refer to or constitute statements or matters of law, descriptions of statutes, rules of regulations, or legal conclusions, are accurate and present fairly in all material respects the information required to be shown.

                  20. The Initial Registration Statement, any Rule 462(b) Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included therein or excluded therefrom, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Act.

                  21. The Registration Statement and all post-effective amendments, if any, have become effective under the Act as of ______, 1996 and, to the best of our knowledge after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission, and any required filing of the Prospectus or Term Sheet that constitutes a part thereof pursuant to Rules 424(b) and 434 has been made in accordance with Rules 424(b) and 434.

                  22. If the Company elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A).



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
                  We have been advised by the American Stock Exchange, Inc. that the Shares are duly authorized for listing, subject to official notice of issuance.

                  In addition, we have participated in conferences with officers and other representatives of the Company, the Operating Partnership and the other Subsidiaries, and representatives of the Company's independent public accountants in connection with the preparation of the Registration Statement at which the contents of the Registration Statement, and the Prospectus therein, and related matters were reviewed and discussed and, although we have not verified independently and, therefore, do not assume any responsi bility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as provided in paragraph 19 above), on the basis of the foregoing, nothing has come to our attention that has caused us to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that Prospectus or any amendment or supplement thereto, as of their respective dates, and as of the date hereof, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no opinion shall be expressed with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

                                                                    Exhibit 9(e)


                       Tax Opinion of Arthur Andersen LLP